Exhibit 21.1

Avnet, Inc.

Foreign and Domestic Subsidiaries

Company Name	Country
Avnet (Asia Pacific Holdings) Limited	Hong Kong
Avnet (Holdings) Ltd	United Kingdom
Avnet (NZ)	New Zealand
Avnet (Shanghai) Limited	China
Avnet (Tianjin) Logistics Ltd.	China
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet B.V.	Netherlands
Avnet Bidco Limited	United Kingdom
Avnet Business Services GmbH	Germany
Avnet Components Israel Limited	Israel
Avnet de Mexico, S.A. de C.V.	Mexico
Avnet Delaware Holdings, Inc.	United States
Avnet Delaware LLC	United States
Avnet do Brasil Ltda.	Brazil
AVNET DOO	Serbia
Avnet Electronics Marketing (Australia) Pty Ltd	Australia
Avnet Electronics Technology (China) Limited	China
Avnet Electronics Technology (Shenzhen) Limited	China
Avnet Electronics Turkey İthalat İhracat Sanayi ve Ticaret Limited Şirketi	Turkey
Avnet EM Holdings (Japan) Kabushiki Kaisha	Japan
Avnet EM Sp. z.o.o.	Poland
Avnet EMG Elektronische Bauelemente GmbH	Austria
Avnet EMG France SAS	France
Avnet EMG GmbH	Germany
Avnet EMG GmbH	Switzerland
Avnet EMG Italy S.r.l.	Italy
Avnet EMG Ltd	United Kingdom
Avnet Europe (Branch office in France)	France
Avnet Europe BV	Belgium
Avnet Europe TradeCo	Belgium
Avnet Finance International S.à r.l.	Luxembourg
Avnet France S.A.S.	France
Avnet Group Finance Limited	Malta
Avnet Group Holdings LLC	United States
Avnet Holding Europe BV	Belgium
Avnet Holding South Africa (Pty) Limited	South Africa
Avnet Holdings UK Limited	United Kingdom
Avnet Holdings, LLC	United States
Avnet Iberia S.L.U.	Spain
Avnet India Private Limited	India

Avnet Integrated Solutions GmbH	Germany
Avnet Integrated Solutions IC GmbH	Germany
Avnet International (Canada) Ltd.	Canada
Avnet International Holdings UK Limited	United Kingdom
Avnet International, LLC	United States
Avnet Kabushiki Kaisha	Japan
Avnet Korea, Inc.	Korea, Republic of
Avnet Limited	Ireland
Avnet Logistics Bernburg GmbH & Co. KG	Germany
Avnet Logistics GmbH	Germany
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Mexicana S. de R.L. de C.V.	Mexico
Avnet Nortec AB	Sweden
Avnet Nortec ApS	Denmark
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland
Avnet Overseas Holdings Limited	Malta
Avnet Philippines Pty Ltd., Inc.	Philippines
Avnet Receivables Corporation	United States
Avnet SellCo B.V.	Netherlands
Avnet Services S. de R.L. de C.V.	Mexico
Avnet South Africa (Pty) Limited	South Africa
Avnet Sunrise Limited	Hong Kong
AVNET SUPPLY CHAIN SOLUTIONS LIMITED	Ireland
Avnet Technology (Thailand) Ltd.	Thailand
Avnet Technology Electronics Marketing (Taiwan) Co., Ltd.	Taiwan (Province of China)
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions (China) Ltd	China
Avnet Technology Solutions (Tianjin) Ltd	China
Avnet, Inc.	United States
AVT Holdings LLC	United States
Beijing Vanda Yunda IT Services Co., Ltd	China
Bell Microproducts Brazil Holdings, LLC	United States
Bell Microproducts Mexico Shareholder, LLC	United States
CELDIS LIMITED	United Kingdom
CM Satellite Systems, Inc.	United States
COMBINED PRECISION COMPONENTS LIMITED	United Kingdom
EBV Elektronik ApS	Denmark
EBV Elektronik EOOD	Bulgaria
EBV Elektronik GmbH	Germany
EBV Elektronik Israel (2008) Ltd	Israel
EBV Elektronik Kft	Hungary
EBV Elektronik Limited	Hong Kong
EBV Elektronik OÜ	Estonia
EBV Elektronik S.r.l.	Italy
EBV Elektronik S.R.L.	Romania
EBV Elektronik s.r.o.	Slovakia
EBV Elektronik SAS	France

EBV Elektronik sp. z o.o.	Poland
EBV Elektronik Spain S.L.	Spain
EBV Elektronik spol. s r.o.	Czech Republic
EBV Elektronik Ticaret Limited Sirketi	Turkey
EBV Elektronik TOV	Ukraine
EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
EBV Elektronik, Unipessoal Lda,	Portugal
EBV Erste Holding GmbH & Co. KG	Germany
EBV Management GmbH	Germany
EBV-Elektronik GmbH	Austria
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	United Kingdom
element 14 Limited	United Kingdom
element 14 sp. zoo	Poland
element14 Asia Pte. Ltd.	Singapore
Element14 de Mexico, S. de R.L de C.V	Mexico
element14 Electronics Limited	Ireland
Element14 Finance UK Limited	United Kingdom
element14 Holding BV	Netherlands
element14 India Pvt Limited	India
element14 Limited	New Zealand
element14 Ltd.	Korea, Republic of
element14 Pte. Ltd.	Singapore
element14 Pty Ltd	Australia
element14 Sdn. Bhd.	Malaysia
Element14 US Holdings Inc.	United States
Element14. S. de R.L. de C.V	Mexico
eluomeng Electronics (China) Co. Ltd	China
Eluomeng Limited	Hong Kong
Eluomeng Limited Company	Taiwan (Province of China)
Erste TENVA Property BV	Belgium
FARNELL (BELGIUM)	Belgium
FARNELL (FRANCE) SAS	France
FARNELL (NETHERLANDS) B.V.	Netherlands
FARNELL AG	Switzerland
FARNELL COMPONENTS (IRELAND) LIMITED	Ireland
FARNELL COMPONENTS AB	Sweden
FARNELL COMPONENTS SL	Spain
FARNELL DANMARK A/S	Denmark
FARNELL GMBH	Germany
FARNELL HOLDING LIMITED	United Kingdom
FARNELL ITALIA SRL	Italy
Farnell Japan Godo Kaisha	Japan
FARNELL OVERSEAS	United Kingdom
Import Holdings LLC	United States
INONE HOLDINGS LIMITED	United Kingdom
Kent One Corporation	United States
Memec Group Holdings Limited	United Kingdom

Memec Group Limited	United Kingdom
Memec Pty Limited	Australia
Mexico Holdings LLC	United States
Newark Corporation	United States
Newark Electronics Corporation	United States
OY FARNELL (FINLAND) AB	Finland
PREMIER FARNELL (SCOTLAND) LIMITED	United Kingdom
Premier Farnell Canada Limited	Canada
Premier Farnell Corp.	United States
PREMIER FARNELL LIMITED	United Kingdom
PREMIER FARNELL PENSION FUNDING SCOTTISH LIMITED PARTNERSHIP	United Kingdom
PREMIER FARNELL PENSION TRUSTEES LIMITED	United Kingdom
Premier Farnell Properties Inc.	United States
PREMIER FARNELL UK LIMITED	United Kingdom
Priya Softweb Solutions Pvt. Ltd.	India
SEC International Holding Company II, L.L.C.	United States
Shanghai FR International Trading Co., Ltd.	China
Société Civile Immobilière du 22 rue de Dames	France
Softweb Solutions Inc.	United States
Tenva Belgium BV	Belgium
Tenva Eschbach GmbH & Co. KG	Germany
Tenva Financial Management BV	Belgium
TENVA GmbH	Germany
Tenva Holding Germany GmbH	Germany
TENVA INVESTMENTS BV	Belgium
Tenva Management GmbH	Germany
Tria Boards GmbH	Germany
Tria Boards Ltd.	Malta
Tria Systems GmbH	Germany
Tria Technologies GmbH	Germany
UAB "EBV Elektronik"	Lithuania
Vanda Computer System Integration (Shanghai) Company Limited	China
Venezuelan Partner B.V.	Netherlands
Witekio Corporation	United States
Witekio France SAS	France
Witekio GmbH	Germany
Witekio Holding	France
Witekio UK Limited	United Kingdom
YEL Electronics Hong Kong Limited	Hong Kong
ZWEITE TENVA Property GmbH Im Technologiepark	Germany